UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(817) 870-2800

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

In February 2001, the Board of Directors approved agreements with each of Bob R. Simpson, Steffen E. Palko, Louis G. Baldwin, Keith A. Hutton and Vaughn O. Vennerberg II, each an executive officer of XTO Energy Inc., under which the executive officer, if employed by the Company on the date of a change in control, would have received a grant of performance shares immediately prior to the change in control. Under these agreements, as amended in May 2001, and after adjusting all numbers for stock splits effected on June 5, 2001, March 18, 2003, and March 17, 2004, Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg would have received 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares, respectively, for every $1.00 increment in the closing price of the Company’s common stock above $12.00 on the date of the change in control. The number of performance shares granted under each agreement would have been reduced by the number of performance shares awarded to the employee between the date of the agreement and the date of the change in control, unless otherwise provided by the Board of Directors or the Compensation Committee. Additionally, the agreements provided that Messrs. Baldwin, Hutton, and Vennerberg would receive 50,000, 187,500, and 150,000 performance shares, respectively, immediately prior to a change in control, without regard to the price of the common stock and without reduction for any performance shares granted after the date of the agreement, but prior to the change in control. The performance shares would have vested on the date of the change in control.

On October 15, 2004, the Board of Directors, upon the recommendation of the Compensation Committee, amended and restated the change in control performance share grant agreements to delete the provisions regarding the grant of performance shares for every $1.00 increment in the price of the common stock and to provide that immediately prior to a change in control, Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg will receive a lump-sum cash payment equal to the value of 500,000, 275,000, 50,000, 225,000, and 200,000 shares of common stock, respectively, on the date of the change in control. The separate grants of 50,000, 187,500, and 150,000 to Messrs. Baldwin, Hutton, and Vennerberg, respectively, regardless of the price of the common stock upon a change in control, have been revised to provide that such payment will be in cash and not in common stock. All amounts to be granted under these agreements will be adjusted for any future stock splits. The agreements were also amended to provide that if the executive officer is subject to the 20% parachute excise tax, the Company will pay the executive officer an additional amount to gross up the payment so that the executive officer will receive the full amount due under the amended agreement after payment of the excise tax.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Amended and Restated Agreement for Grant (relating to change in control) between the Company and Bob R. Simpson, Steffen E. Palko, Louis G. Baldwin, Keith A. Hutton and Vaughn O. Vennerberg II, dated October 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: October 21, 2004	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description
10.1	Form of Amended and Restated Agreement for Grant